SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 27, 2004

R.J. Reynolds Tobacco Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-6388	56-0950247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street,
Winston-Salem, NC 27102
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 336-741-5500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 12. Results of Operations and Financial Condition.

     The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subjected to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

     On April 27, 2004, R.J. Reynolds Tobacco Holdings, Inc. issued an earnings release announcing its financial results for the first quarter ended March 31, 2004. A copy of the earnings release is attached as Exhibit 99.1.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.J. REYNOLDS TOBACCO HOLDINGS, INC.

	By:	/s/ McDara P. Folan, III

		Name:	McDara P. Folan, III
		Title:	Vice President, Deputy General Counsel and Secretary

Date: April 27, 2004

INDEX TO EXHIBITS

Number	Exhibit
99.1	Earnings Release dated April 27, 2004.